EXHIBIT 99.7

STOCK PURCHASE AGREEMENT

AMONG
SYNQUEST, INC.
AND
THE PARTIES LISTED ON THE SIGNATURE PAGE HERETO
UNDER THE CAPTION “PURCHASERS”
AUGUST 30, 2002

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EXHIBITS

A – Certificate of Designations

B – Registration Rights Agreement
C – Shareholders Agreement
D – Term Sheet for Viewlocity Bridge
E – Opinion of Company Counsel

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STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT, dated August 30, 2002, by and among SynQuest, Inc., a Georgia corporation (the “Company”) and the parties (the “Purchasers”) listed on the signature page hereto under the caption “Purchasers.”

WITNESSETH THAT:

          WHEREAS, the Company wishes to issue and sell to the Purchasers and the Purchasers, severally and not jointly, wish to purchase from the Company, shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”); and

          WHEREAS, the shares of Series A Preferred Stock are convertible (subject to adjustment) into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

          NOW, THEREFORE, in consideration of the agreements and obligations contained in this Agreement, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

          1.1     Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          “Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          “Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

          “Applicable Laws” means all applicable (i) statutes, ordinances or other legislative enactments of the United States or other country or foreign government, or of any state or agency thereof, (ii) rules, regulations, orders, permits, directives or other actions or approvals of any Governmental Authority and (iii) judgments, awards, orders, decrees, writs and injunctions of any court, Governmental Authority or arbitrator.

          “Articles of Incorporation” means the amended and restated articles of incorporation of the Company in effect on the Closing Date, as the same may be amended and/or restated from time to time.

          “Board of Directors” means the Board of Directors of the Company.

          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          “Bylaws” means the bylaws of the Company in effect on the Closing Date, as the same may be amended from time to time.

          “Certificate of Designations” means the Certificate of Designations of the Series A Preferred Stock adopted by the Board of Directors and duly filed with the Secretary of State of the State of Georgia on or before the Closing Date substantially in the form attached hereto as EXHIBIT A.

          “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

          “Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          “Company Bridge” means a line of credit extended by Warburg Pincus Investors, L.P. and / or by one or more of its Affiliates (“Warburg”) to the Company.

          “Environmental Laws” means all Applicable Laws relating to the health or safety of any Person, natural resources, conservation, wildlife, waste management, Hazardous Substances, and pollution (including regulation of releases and disposals to air, soil, land water and groundwater), and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sec. 6901 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sec. 6901 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq.; Federal Water Pollution Control Act of 1976, 15 U.S.C. Sec. 2601 et seq.; Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sec. 651 et seq.; Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sec. 4321 et seq.; Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sec. 300(f) et seq.; and any similar or implementing state, local and foreign law, and all successor statutes, amendments, rules, regulations, guidance documents and publications promulgated thereunder.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          “ERISA Affiliate” means, with respect to a Person, any other Person which is required to be aggregated with such Person under Code Section 414(b), (c), (m) and/or (o) at any time prior to the Closing.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          “GAAP” means United States generally accepted accounting principles in effect from time to time.

          “Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          “Governmental Order” means any order, writ, rule, judgment, injunction, decree, stipulation, determination, award, citation or notice of violation entered by or with any Governmental Authority.

          “Knowledge” means actual knowledge and, as used with respect to Company, means the actual knowledge of each of its respective officers, and the information which, after reasonable consideration and inquiry by such officers of the Company, as the case may be, would be recognized by reasonable persons of similar experience in such positions as relevant to the matter(s) qualified by the words “to the knowledge of” or “known to” such person.

          “Liabilities” mean any liabilities or obligations of any nature, whether absolute, accrued, direct, indirect, contingent, determined, determinable or otherwise.

          “Licenses” mean all licenses, franchises, grants, charges, easements, variances, exceptions, certificates, permits, consents, orders and authorizations of any kind.

          “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

          “Material Adverse Effect” means, with respect to the Company and each Purchaser, any circumstance, change in, or effect on the assets, liabilities, results of operation, business or affairs of the party or of its Subsidiaries that would, individually or in the aggregate with any other circumstances, (i) materially impair its ability to conduct its business as presently being conducted or (ii) would prevent or materially delay such party from consummating the transactions contemplated by this Agreement and the other Transaction Documents; it being specifically understood and agreed, however, that the following will not (individually or in the aggregate) be deemed a Material Adverse Effect with respect to the Company: (1) changes or effects caused by the announcement of the transactions contemplated hereby, (2) changes or effects resulting from actions or omissions of the Company taken with the prior written consents of the Purchasers or consistent with the provisions of the Transaction Documents, and (3) changes or effects resulting from compliance with the provisions of the Transaction Documents.

          “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          “Registration Rights Agreement” means the Registration Rights Agreement substantially in the form attached hereto as EXHIBIT B.

          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          “Shareholders Agreement” means the Shareholders Agreement substantially in the form attached hereto as EXHIBIT C.

          “Subsidiaries” means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          “Taxes” means any federal, state, provincial, county, local, foreign and other taxes (including income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

          “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement and the Shareholders Agreement.

          “Viewlocity Bridge” means a line of credit in favor of Viewlocity, Inc., a Delaware corporation (“Viewlocity”), extended by one or more Purchasers after the date of this Agreement, on terms not less favorable to Viewlocity than those terms set forth in EXHIBIT D.

ARTICLE II

SALE AND PURCHASE

          2.1     Purchase and Sale of Series A Preferred Stock.

                   (a)    At the closing of the transactions contemplated by Section 2.2 of this Agreement (the “Closing”), the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, at a purchase price of $2.50 per share of Series A Preferred Stock, the number of shares of Series A Preferred Stock (the “Preferred Shares”) set forth below such Purchaser’s name on SCHEDULE I (the number of Preferred Shares set forth below each Purchaser’s name on SCHEDULE I, multiplied by $2.50, being referred to as such Purchaser’s “Investment Amount”), for an aggregate investment of up to $17,000,000 (the “Aggregate Investment Amount”), subject to increases in the Investment Amount as set forth in Section 2.1(b).

                   (b)    If one or more of the Purchasers advances financing to the Company or to Viewlocity, or both, prior to the Closing, pursuant to the Company Bridge, the Viewlocity Bridge or if any Purchaser is required to pay on behalf of Viewlocity amounts to Silicon Valley Bank under any pre-existing arrangements with Silicon Valley Bank in favor of Viewlocity, respectively, then (i) such advance financings (including accrued interest thereon) shall automatically convert into one share of Series A Preferred Stock for each $2.50 in such advance financing, and (ii) the number of Preferred Shares to be purchased and the Investment Amount to be paid by such Purchaser or Purchasers pursuant to this Agreement shall be satisfied to the extent of any such Preferred Shares and dollar amounts, respectively, set forth in clause (i) with respect to such Purchaser. Each Purchaser’s Investment Amount shall increase by the amount, if any, by which such Purchaser’s advance financings, prior to the Closing, exceed such Purchaser’s Investment Amount as reflected on Schedule I, except that, with respect to any amounts advanced to the Company by Warburg in excess of $1,500,000 under the Company Bridge, the first $500,000 of such excess amount shall be repaid to Warburg at the Closing and any remaining excess amount (other than the Additional Extension) shall increase the Aggregate Investment Amount and Warburg’s Investment Amount on a dollar-for-dollar basis. With respect to the Additional Extension, Warburg shall have the right, but not the obligation, to convert all or any part of such Additional Extension as set forth in Section 5.4. The Company shall provide prompt notice to each Purchaser upon its receipt of any financing by any Purchaser.

                   (c)    The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of the Preferred Shares to each of the Purchasers is a separate sale.

                   (d)    At the Closing (i) the Company shall deliver to each Purchaser a certificate or certificates representing the Preferred Shares being purchased by such Purchaser, and (ii) each Purchaser will deliver to the Company the purchase price to be delivered by it therefor by wire transfer of immediately available funds, cancellation of indebtedness or other method acceptable to the Company.

                   (e)    Each Purchaser agrees, so long as required by law, that the certificates representing the Preferred Shares and shares of Common Stock issuable upon conversion of the Purchasers’ Preferred Shares shall bear a legend in substantially the following form:

“The shares represented by this certificate are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold or otherwise transferred, pledged or hypothecated except in a transaction registered under the Securities Act or in a transaction exempt from such registration.”

          The foregoing legend shall be removed from the certificates representing any Preferred Shares, at the request of the holder thereof, at such time as such shares become eligible for resale pursuant to Rule 144(k) under the Securities Act, subject to the right (but not the obligation) of the Company to condition such removal upon receipt of an opinion of the Company’s legal counsel, at the Company’s expense, to the effect that such Preferred Shares are eligible for sale by the holder thereof in reliance on Rule 144(k) under the Securities Act. Notwithstanding the forgoing, no registration or opinion of counsel shall be required for a transfer to a partner, member, subsidiary, shareholder, affiliate or spouse (other than a competitor to the Company) of such Purchaser, or a trust for the benefit of such Purchaser, including any partner of such Purchaser and any venture capital fund now or hereafter existing which is controlled by or is under common control with one or more general partners of such Purchaser; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 2(e) to the same extent as if it were the original Purchaser hereunder.

                   (f)     If the Company changes the number of shares of Common Stock issued and outstanding as a result of a stock split, stock dividend, reverse stock split or similar recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction (a “Recapitaliza-

tion Event”) and the record date therefor (in the case of a stock dividend or other such recapitalization for which a record date is established) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) is prior to the Closing Date, the Certificate of Designations, the number of Preferred Shares to be purchased by each Purchaser and the purchase price per Preferred Share shall each be adjusted appropriately to reflect such Recapitalization Event.

          2.2     Closing. Unless this Agreement shall have terminated pursuant to Article IX, and subject to the satisfaction or waiver of the conditions set forth in Articles VI and VII, the Closing shall take place at the offices of King & Spalding contemporaneously with the closing of the Acquisitions (as defined herein), or at such other time, place and date that the Company and each Purchaser may agree in writing (the “Closing Date”).

          2.3     Certificate of Designations. On or prior to the Closing Date, the Company shall duly file the Certificate of Designations with the Secretary of State of the State of Georgia in accordance with the Georgia Business Corporate Code. The Preferred Shares shall have the preferences and rights set forth in the Certificate of Designations.

          2.4     Defaulting Purchaser. If any Purchaser is unable or unwilling to pay such Purchaser’s Investment Amount for such Purchaser’s Preferred Shares hereunder at the Closing (such Purchaser, a “Defaulting Purchaser”), the Defaulting Purchaser shall notify the Company and each other Purchaser within ten (10) days prior to the Closing. If any Purchaser defaults, the non-defaulting Purchasers may make arrangements satisfactory to the Company for the purchase of the Preferred Shares that were to be purchased by the Defaulting Purchaser by any of the non-defaulting Purchasers or by any other Person reasonably acceptable to the Company and a majority-in-interest of the non-defaulting Purchasers.

          2.5     Additional Purchasers. In addition to the 5,800,000 Preferred Shares being subscribed for on the date of this Agreement, at any time and from time to time prior to the thirtieth (30th) day following the Closing, the Company may issue and sell up to an additional 1,000,000 Preferred Shares pursuant to the terms of this Agreement to any of the Purchasers or any other Person reasonably acceptable to the Company and a majority-in-interest of the Purchasers (such Person, an “Additional Purchaser”). If such subscription occurs prior to the Closing, Schedule I hereto will be amended to reflect such additional subscription and such purchase and sale shall take place at the Closing. If such subscription occurs subsequent to the Closing, the date of such purchase shall be an additional closing date hereunder. For purposes hereof, each reference to the term “Closing” shall be deemed to include any additional closing date referenced in the preceding sentence. The Company and each Additional Purchaser purchasing Preferred Shares will execute counterpart signature pages to this Agreement, the Shareholders Agreement and the Registration Rights Agreement and such Additional Purchaser will, upon delivery to the Company of such signature pages, become a Purchaser for all purposes of, and be bound by, this Agreement, the Shareholders Agreement and the Registration Rights Agreement each to the same extent as if such Additional Purchaser had executed such Agreement as of the date hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to each Purchaser (except as set forth on the disclosure schedule delivered by the Company to each Purchaser prior to or at the execution of this Agreement (the “Company Disclosure Schedules”) and making reference to the particular subsection of this Agreement requiring such disclosure or to which exception is being taken) that the following statements are true and correct as of the date of this Agreement.

          3.1      Corporate Organization.

                   (a)    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company.

                   (b)    Company Disclosure Schedule 3.1(b) sets forth the full name and jurisdiction of organization of each Subsidiary as well as all trade names currently used, or used at any time during the past five years, by the Company or any Subsidiary. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its organization. Each Subsidiary has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. Other than as set forth on Company Disclosure Schedule 3.1(b), since inception of such Subsidiaries, none of the Subsidiaries has issued any securities.

                   (c)    The Company has delivered to each Purchaser true and correct copies of the Articles of Incorporation and Bylaws and the organizational documents of each Subsidiary. The Company’s and each Subsidiary’s bylaws or equivalent corporate governance documents, stock book and minute books are complete and correct in all material respects and contain all amendments thereto to date, a record of all corporate proceedings of the Company and each such Subsidiary, and a record of all stock issuances and transfers of the Company and each such Subsidiary.

                   (d)    Except as set forth in Company Disclosure Schedule 3.1(d), neither the Company nor any Subsidiary owns or controls, directly or indirectly, any interest in, or has any right, obligation, commitment, understanding or arrangement with respect to any interest in, or the funding of, any corporation, company, association, partnership, joint venture, organization or other entity.

          3.2      Capitalization.

                   (a)    On the date of this Agreement, the capitalization of the Company is as set forth on Company Disclosure Schedule 3.2(a), including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company Stock Option Plans (as defined below) and the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible or exchangeable for any shares of capital stock. All issued and outstanding shares of the Company’s capital stock and the capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights. All of the outstanding shares of capital stock of each Subsidiary are owned by the Company or a Subsidiary and are free and clear of any Liens. None of the shares of Preferred Stock, when and if delivered pursuant to this Agreement, will (i) be in breach or violation of any applicable statutory or contractual preemptive right or other contractual rights of any kind (including any rights of first offer or refusal) of any Person or any federal or state securities laws or the rules and regulations thereunder or (ii) be subject to any shareholders, voting, transfer or other agreement with any Person.

                   (b)    Except as set forth on Company Disclosure Schedule 3.2(b), neither the Company nor any Subsidiary has granted and is bound by (i) any outstanding subscriptions, securities, options, warrants, puts, calls, rights, commitments, agreements, arrangements or understandings of any character (except for this Agreement) calling for the sale, transfer, purchase, subscription, issuance, redemption, or creation of any shares of capital stock of the Company or any Subsidiary, (ii) stock appreciation rights, phantom stock rights or other contractual rights the value of which is determined in whole or in part by the value of any capital of the Company or any Subsidiary or (iii) the terms of any securities representing the right to purchase, subscribe or otherwise receive any shares of capital stock of the Company or any Subsidiary or any securities convertible into, or exercisable or exchangeable for, any such shares, and there are no agreements or understandings with respect to voting of any such shares. Except as set forth on Company Disclosure Schedule 3.2(b), there are no outstanding bonds, debentures, notes or other indebtedness of the Company or any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the shareholders of the Company may vote. The Company has delivered to each Purchaser copies of the plans and agreements pursuant to which the Company and the Subsidiaries have granted any of the foregoing securities and a list of each such outstanding security, together with a schedule of the persons entitled to any of the foregoing.

                   (c)    Each offer and/or sale by the Company of shares of capital stock or other securities of the Company has been in compliance with federal and applicable state securities laws.

                   (d)    Following the consummation of the transactions contemplated by (i) that certain Agreement and Plan of Merger (the “Viewlocity Merger Agreement”), by and between the Company and Viewlocity (the “Viewlocity Acquisition”) and (ii) that certain Agreement and Plan of Merger (the “Tilion Merger Agreement”), by and among the Company, Tilion, Inc., a Delaware corporation (“Tilion”) and Ticket Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (the “Tilion Acquisition” and, together with the Viewlocity Acquisition, the “Acquisitions”), the capitalization of the Company shall be as set forth on Company Disclosure

Schedule 3.2(d), including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company Stock Option Plans (as defined below) and the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible or exchangeable for any shares of capital stock.

                   (e)    The issuance, sale and delivery of the Preferred Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Preferred Shares, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Preferred Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Preferred Shares, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable.

          3.3      Authority, No Violation.

                   (a)    Except for the filing of the Certificate of Designations with the Secretary of State of the State of Georgia, and except as set forth on Company Disclosure Schedule 3.3 (collectively, the “Company Approvals”), no authorization of any third party or any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation by the Company of the transactions contemplated by this Agreement and the other Transaction Documents. Subject to receipt of the Company Approvals, the Company has the full corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated by this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents have been duly and validly approved by the Board of Directors in accordance with the Articles of Incorporation and Bylaws and with Applicable Laws subject to receipt of approval of the shareholders of the Company. Subject to the terms and conditions set forth herein, this Agreement and each other Transaction Document has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Purchaser, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                   (b)    Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated by this Agreement in accordance with the terms of this Agreement and the other Transaction Documents, in accordance with their terms, will: (i) assuming that the Company Approvals are duly obtained, violate any provision of the Articles of Incorporation or Bylaws or any Applicable Laws; or (ii) except as set forth in Company Disclosure Schedule 3.3(b), contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under (with or without notice or lapse of time, or both), or to accelerate the maturity or performance of, or to cancel, terminate or modify, or result in the creation of any Lien upon any of the properties or assets of the Company under, (A) any Company Material Contract (as defined below) or, (B) subject to the governmental filings and other matters referred to in Section 3.3(a), any judgment, order, decree, statute, law, ordinance, rule or regulation of any Governmental Authority applicable to the Company or its properties or assets, other than, in the case of clauses (A) and (B), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on the Company.

          3.4     SEC Reports; Financial Statements.

                   (a)    The Company’s Annual Report on Form 10-K for the year ended June 30, 2001 (the “Company Form 10-K”) and all statements and other documents filed by the Company with the Commission since the date of filing of the Company Form 10-K (all such documents, including any financial statements or schedules included or incorporated by reference therein, collectively, the “SEC Reports”) complied in all material respects with the requirements of the Securities Act, and regulations and rules issued pursuant to that act and the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Reports, and did not as of the date when filed contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that information contained in such SEC Reports has been revised or superseded by a later filed SEC Report. The Company has heretofore made available to the Purchasers a complete and correct copy of any amendments or modifications which are required to be filed with the Commission but have not yet been filed, to agreements, documents or other instruments which had previously been filed with the Commission pursuant to the Exchange Act. Each of the Company financial statements (including, in each case, any related notes) included in the SEC Reports (the “Company Financial Statements”) (i) comply as to form, as of their respective dates, in all material respects with applicable accounting requirements of the Financial Accounting Standards Board with respect thereto, taken as a whole, (ii) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements) and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                   (b)    Except as and to the extent reflected, disclosed or reserved against in the Company Financial Statements, or as disclosed in Company Disclosure Schedule 3.4(b), as of June 30, 2002 (the “Company Balance Sheet Date”), the Company and the Subsidiaries, taken as a whole, do not have any Liabilities required by GAAP to be disclosed in the Company Financial Statements. Except as set forth on Company Disclosure Schedule 3.4(b), since the Company Balance Sheet Date, the Company has not incurred, created, assumed or guaranteed any Liabilities which, in the aggregate, exceed $100,000, other than (i) trade payables, capitalized leases for equipment and other Liabilities, in each case, incurred in the ordinary course of business consistent with past practice, and (ii) Liabilities incurred in connection with this Agreement and the Acquisitions.

          3.5     Information Supplied. The information supplied or to be supplied in writing by the Company specifically for inclusion or incorporation by reference by the Company in any document to be filed with the Commission in connection with the transactions contemplated hereby will, at the time such documents are filed, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

          3.6     Broker’s and Other Fees. Except as set forth on Company Disclosure Schedule 3.6, the Company has not employed any broker or finder or incurred any Liability for any broker’s or finder’s fees or commissions in connection with any of the transactions contemplated by this Agreement.

          3.7     Absence of Certain Changes or Events. Except as set forth in Company Disclosure Schedule 3.7, and except for the execution of this Agreement and the Acquisitions, since the Company Balance Sheet Date, the Company has conducted its business only in the ordinary course, consistent with past practice, and has not:

(i) suffered any physical damage, destruction or casualty loss (whether or not such loss or damage shall have been covered by insurance) which, individually or in the aggregate, adversely affects the properties, business or prospects of the Company, or suffered any deterioration in the operating condition of any physical assets of the Company, normal wear and tear excepted;

(ii) increased, or made any material change in any assumptions underlying the method of calculating, any bad debt, contingency or other reserves;

(iii) made any material change in the method of valuing assets included in the Company Financial Statements;

(iv) made any change in any method of accounting or keeping its books of account or accounting practices or systems of internal accounting controls;

(v) paid, discharged or satisfied any Liability, other than by payment, discharge or satisfaction in the ordinary course of business;

(vi) permitted or allowed any of its assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien;

(vii) written down the value of any inventory or written off as uncollectable any notes or accounts receivable in excess of, in the aggregate, the greater of (i) the allowance for uncollectable accounts less charges against allowances, in both cases, as shown in the Company Financial Statements and (ii) $10,000;

(viii) canceled or waived any claims or rights, or sold, transferred, distributed or otherwise disposed of any assets or properties, except in the ordinary course of business;

(ix) declared or paid any dividend or distribution on or in respect of any of Company’s capital stock, or directly or indirectly redeemed, purchased, or otherwise acquired any shares of its capital stock, any securities convertible into or exchangeable for its capital stock, or any options, warrants or other rights to purchase any of the foregoing, or authorized the issuance of, or issued, sold or committed to sell (or granted any options or rights to purchase) any additional shares of its capital stock, or sold, issued or incurred any indebtedness for borrowed money;

(x) issued any capital stock or rights to acquire capital stock;

(xi) experienced any strike, walkout, similar labor trouble or other similar event;

(xii) increased the salaries or other remuneration, including severance or termination pay, payable or to become payable to, or made any advance (excluding advances for ordinary business expenses) or loan to, any officer, director, employee or shareholder (except normal merit increases made in the ordinary course of business, consistent with past practice), or established, made any increase in, or any addition to, other benefits (including any Company Benefit Plan, as hereinafter defined) to which any of them may be entitled, or made any payments to any Company Benefit Plan, except payments in the ordinary course of business and consistent with past practice, or entered into any agreement, arrangement or transaction, including any new employment agreement or amendment to an existing employment agreement, with any such person not in the ordinary course of business, or failed to make any required payment under any Company Benefit Plan;

(xiii) entered into, terminated, modified or amended any agreement with any Affiliate.

(xiv) made any tax election that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the tax liability or tax attributes of the Company or any settlement or compromise of any material tax liability.

          3.8     Legal Proceedings. Except as disclosed in Company Disclosure Schedule 3.8, the Company is not a party to any, and there is no pending or, to the Company’s Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental investigation of any nature against the Company or any Subsidiary, that, individually or in the aggregate, if determined adversely to the Company or any Subsidiary could reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in Company Disclosure Schedule 3.8, neither the Company nor any Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding that is reasonably likely to have a Material Adverse Effect on the Company. Without limiting the foregoing, except as disclosed in Company Disclosure Schedule 3.8, no actions, suits, demands, notices, claims, investigations or proceedings that are reasonably likely to have a Material Adverse Effect on the Company are pending or, to the Company’s Knowledge, threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of the Company (in connection with such officer’s, director’s, employee’s or agent’s activities on behalf of the Company or that otherwise relate, directly or indirectly, to the Company or its properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to the Company’s Knowledge, are there any circumstances which could lead to such actions, suits, demands, notices, claims, investigations or proceedings.

          3.9     Taxes and Tax Returns. Except as disclosed in Company Disclosure Schedule 3.9:

                   (a)    The Company and each Subsidiary have duly filed (and until the Closing will so file) all material returns, estimates, declarations of estimated tax, reports, information returns and statements, including information returns or reports with respect to backup withholding and other payments to third parties (the “Company Returns”) required to be filed by them in respect of any United States federal, state or local Taxes and have duly paid (and until the Closing will so pay) all Taxes due and payable, other than Taxes which are being contested in good faith (and disclosed on Company Disclosure Schedule 3.9). No other Taxes are payable by the Company or any Subsidiary with respect to items or periods covered by such Company Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement, except for Taxes for which an adequate reserve (determined in accordance with GAAP) has been established. The Company and each Subsidiary have paid or caused to be paid all Taxes due and payable for which no Company Return is required to be filed. Each of the Company and the Subsidiaries has established (and until the Closing will establish) on their books and records reserves that are adequate (determined in accordance with GAAP) for the payment of all Taxes not yet due and payable, but that are incurred in respect of the Company and the Subsidiaries prior to the Closing.

                   (b)    The Company and the Subsidiaries have not received any written notice that any of the Company Returns has been examined by the U.S. Internal Revenue Service (the “IRS”), or any other United States federal or state Governmental Authority within the past six years. There are no audits or other Governmental Authority proceedings, investigations or inquiries with respect to Taxes currently pending or, to Company’s Knowledge, contemplated, nor any other disputes pending with respect to, nor, to the Company’s Knowledge claims asserted for, Taxes upon the Company or any Subsidiary, nor has the Company or any Subsidiary given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Company Returns. There are no Liens for Taxes upon the assets of the Company or any Subsidiary, except for Liens for Taxes not yet due and payable or for Taxes which are being contested in good faith and for which appropriate reserves have been established. Any Taxes being contested are disclosed on Company Disclosure Schedule 3.9. The Company and the Subsidiaries have complied (and until the Closing will comply) in all material respects with all Applicable Laws relating to the payment and withholding of Taxes.

                   (c)    Neither the Company nor any Subsidiary (i) has requested any extension of time within which to file any Company Return which Company Return has not since been filed; (ii) is a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) is required to include in income any material adjustment by reason of a voluntary change in accounting method initiated by the Company or any Subsidiary (nor does the Company or any Subsidiary have any Knowledge that any Governmental Authority has proposed any such adjustment or change of accounting method); (iv) has filed a consent with any Governmental Authority pursuant to which the Company or any Subsidiary has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated by this Agreement; or (v) has been a member of an affiliated group other than one of which the Company or any Subsidiary was the common parent.

                   (d)    The amount of the liability of the Company for unpaid Taxes for all periods ending on or before the most recent financial statements does not, in the aggregate, exceed by more than $25,000 the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on such financial statements. The amount of the liability for Taxes of the Company for unpaid Taxes for all periods ending on or before the Closing shall not, in the aggregate, exceed by more than $25,000 the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the most recent financial statements, as adjusted for operations and transactions in the ordinary course of business of the Company since the date of such financial statements in accordance with past custom and practice.

          3.10    Benefit Plans.

                   (a)    Company Disclosure Schedule 3.10(a) lists (i) each pension, retirement, profit-sharing, cash or deferred compensation, stock option, phantom stock, stock appreciation rights, employee stock ownership, severance pay, vacation, paid time off, education-reimbursement, bonus, incentive, and other or similar plan, program or other arrangement, (ii) each cafeteria, Section 125, medical, vision, dental, disability, death benefit, life insurance, health and/or accident plan, program or other arrangement, (iii) each written or unwritten employee or other similar program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, and (iv) each other employee benefit plan, voluntary employees’ beneficiary association, fringe benefit plan, and other similar plan, program or other arrangement, agreement or understanding, including each “employee benefit plan,” as that term is defined in Section 3(3) of ERISA, which is currently maintained, sponsored in whole or in part, required to be contributed by, or contributed to by the Company or any ERISA Affiliate of the Company, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee, retiree, dependent, spouse or other family member or beneficiary of such employee or retiree, director, independent contractor, stockholder, officer or consultant or other beneficiary of the Company or any ERISA Affiliate of the Company or under (or in connection with) which the Company or an ERISA Affiliate of the Company has any contingent or noncontingent liability of any kind, whether or not probable of assertion (all of the items set forth in clauses (i) through (iv) above, collectively, the “Company Benefit Plans,” and each a “Company Benefit Plan”). Any of the Company Benefit Plans which is an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA, or an “employee welfare benefit plan,” as that term is defined in Section 3(1) of ERISA, is referred to herein as a “Company ERISA Plan.”

                   (b)    With respect to all Company Benefit Plans, the Company has made available to each Purchaser: (i) all trust agreements or other funding arrangements, including insurance contracts, all annuity contracts, financial contributions, actuarial statements or valuations, fidelity bonds, fiduciary liability policies, investment manager or advisory contracts, corporate resolutions or memoranda, administrative committee minutes or memoranda or records, and all amendments (if any) thereto, (ii) where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, (iii) all communications or other correspondence issued within the last six (6) years by any Governmental Authority, including the IRS, U.S. Department of Labor, and the Pension Benefit Guaranty Corporation established under Title IV of ERISA (“PBGC”) with respect to such Company Benefit Plan, (iv) annual reports or returns and audited or unaudited financial statements for the most recent three plan years and any amendments thereto, and (v) the most recent summary plan descriptions, any material modifications thereto, and all material employee communications with respect to such Company Benefit Plans. Prior to or contemporaneous with the delivery of Company Disclosure Schedule 3.10(b), the Company has delivered or otherwise made available to each Purchaser a true and complete copy of all such Company Benefit Plans, agreements, letters, rulings, opinions, letters, reports, returns, financial statements and summary plan descriptions described in this Section 3.10.

                   (c)    Except as set forth on Company Disclosure Schedule 3.10(c), all the Company Benefit Plans and any related trusts subject to ERISA comply in all material respects with and have been administered in compliance in all material respects with the provisions of ERISA, all applicable provisions of the Code relating to qualification and tax exemption under Code Sections 401(a) and 501(a) or otherwise necessary to secure intended tax consequences, all applicable state or federal securities laws and all other applicable laws, rules and regulations and collective bargaining agreements, and the Company has not received any notice from any Governmental Authority or instrumentality questioning or challenging such compliance. All required material governmental approvals for the Company Benefit Plans have been obtained, including timely determination letters on the qualification of the Company ERISA Plans and tax exemption of, related trusts, as applicable, under the Code and timely registration and disclosure under applicable securities laws, and all such governmental approvals continue in full force and effect. No event has occurred that will or could give rise to disqualification of any such Company Benefit Plan under Sections 401(a) or 501(a) of the Code or to a tax under Section 511 of the Code.

                   (d)    Neither the Company nor, to the Knowledge of the Company, any administrator or fiduciary of any such Company Benefit Plan (or any agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that could subject the Company to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No legally binding oral or written representation or communication with respect to any aspect of the Company Benefit Plans has been or will be made to employees of the Company that is not in accordance with the written or otherwise preexisting terms and provisions of such Company Benefit Plans in effect immediately prior to the Closing, except for any amendments or terminations required by the terms of this Agreement. There are no unresolved claims or disputes under the terms of, or in connection with, the Company Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim.

                   (e)    All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued, and all records and data maintained by the Company with respect to the Company Benefit Plans are correct, complete and accurate as of the dates thereof; and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate.

                   (f)     Neither the Company nor any other “party in interest” (as defined in Section 3(14) of ERISA) or “disqualified person” (as defined in Section 4975(e)(2) of the Code) of any Company Benefit Plan has engaged in any “prohibited transaction” (within the meaning of Sections 503(b) or 4975(c) of the Code or Section 406 of ERISA) with respect to such Company Benefit Plan, for which there is no statutory, governmental or individual or class exemption. There has been no (a) “reportable event” (as defined in Section 4043 of ERISA), or event described in Section 4062(f) or Section 4063(a) of ERISA or (b) termination or partial termination, withdrawal or partial withdrawal with respect to any of the Company ERISA Plans that the Company or any ERISA Affiliate of the Company maintains or contributes to or has maintained or contributed to or was required to maintain or contribute to for the benefit of employees of the Company or any ERISA Affiliate of the Company now or formerly in existence.

                   (g)    For any Company ERISA Plan that is an employee pension benefit plan as defined in ERISA Section 3(2), the fair market value of such Company Benefit Plan’s assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all participants in such Company Benefit Plan. For this purpose the assumptions prescribed by the PBGC for valuing plan assets or liabilities upon plan termination shall be applied and the term “benefits” shall include the value of any early retirement or ancillary benefits (including shutdown benefits) provided under any Company Benefit Plan. As of the Closing, full payment will have been made of all amounts which the Company is required to have made at or prior to such time, under any Applicable Laws, as a contribution to any Company Benefit Plan or to any benefit plan of an ERISA Affiliate of the Company, and no accumulated funding deficiency (as defined in ERISA Section 302 or Code Section 412), whether or not waived, will exist with respect to any Company Benefit Plan.

                   (h)    Except as described on Company Disclosure Schedule 3.10(h), as of the Closing, the Company will have no current or future liability with respect to any events or matters occurring, arising or accruing on or prior to such date under any Company Benefit Plan (A) that was not reflected in the Company Financial Statements or (B) that represents contributions required to be made under written terms of such Company Benefit Plan as of the Closing.

                   (i)     The Company does not maintain any Company Benefit Plan providing deferred or stock based compensation which is not reflected in the Company Financial Statements.

                   (j)     Except as disclosed on Company Disclosure Schedule 3.10(j), neither the Company nor any ERISA Affiliate of the Company has maintained, and neither now maintains, a Company Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Code Section 4980B.

                   (k)    Except as set forth on Company Disclosure Schedule 3.10(k), neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) entitle any current or former employee (or any spouse, dependent or other family member of such employee) of the Company or any ERISA Affiliate of the Company to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of the Company, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee (or any spouse, dependent or other family member of such employee).

                   (l)     All Company Benefit Plans subject to Section 4980B of the Code, as amended from time to time, or Part 6 of Title I of ERISA or both have been maintained in good faith compliance with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

                   (m)   No liability to the PBGC has been incurred as of the Closing by the Company or any ERISA Affiliate of the Company, except for PBGC insurance premiums, and all such insurance premiums incurred or accrued up to and including the Closing have been timely paid.

                   (n)    Neither the Company nor any ERISA Affiliate of the Company maintains or has maintained, has contributed to or has been required to contribute to, a multi-employer plan (as defined in Section 3(37) of ERISA). No amount is due or owing from the Company on account of a multi-employer plan (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom.

                   (o)    All annual reports (as described in Section 103 of ERISA) and all Forms 5500 relating to the applicable provisions of the Code required to be filed in connection with one or more of the Company Benefit Plans have been timely and properly filed in accordance with Applicable Laws.

          3.11    Compliance with Applicable Laws. Except as set forth in Company Disclosure Schedule 3.11, the Company and each Subsidiary, and to the Knowledge of the Company, its employees and the Subsidiary employees, hold all Licenses necessary for the lawful conduct of its or their business, except where the failure to hold any License would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No proceeding is pending or, to the Company’s Knowledge, threatened seeking the revocation or suspension of any License. The Company and each of the Subsidiaries are and have been in compliance in all respects with all Applicable Laws, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No action, demand, requirement or investigation by any Governmental Authority and no outstanding order, writ, injunction, or decree of any Governmental Authority is pending or, to the Company’s Knowledge, threatened, against the Company or any Subsidiary affecting, involving, or relating to their business or assets. The transactions contemplated by this Agreement, in and of itself, would not cause the revocation or cancellation of any License that individually or in the aggregate would have a Material Adverse Effect on the Company.

          3.12    Certain Contracts.

                   (a)    Company Disclosure Schedule 3.12 lists the following written agreements (collectively, the “Company Material Contracts”) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of its or their respective properties or assets is bound:

(i) all written agreements that involve an actual or potential obligation or commitment whether liquidated or contingent of more than $10,000 individually or $25,000 in the aggregate or which have a fixed term extending more than 12 months from the date of this Agreement (there being no oral agreements of this kind);

(ii) all active joint venture, sales agency, sales representative or distributorship, broker, franchise, license or similar agreements;

(iii) all leases relating to real property or to other material assets used in the Company’s business;

(iv) all notes, bonds, mortgages, security agreements, and other agreements and instruments for or relating to any lending or borrowing by the Company or any Subsidiary in any amount (exclusive of advances to employees for expenses and trade payables incurred in the ordinary course of business);

(v) all non-competition or similar agreements or obligations which materially limit or which could materially limit the Company or any Subsidiary from engaging in any business in any location or from competing with any other Person;

(vi) all powers of attorney, guarantees, suretyships or similar agreements; and

(vii) all other written agreements the breach of or default under which could have a Material Adverse Effect on the Company.

                   (b)    Each of the Company Material Contracts is valid, binding and enforceable on the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                   (c)    Except as disclosed in Company Disclosure Schedule 3.12(c), the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from the Company to any officer, employee, director, consultant or other person. Company Disclosure Schedule 3.12(c) sets forth true and correct copies of all written severance or employment agreements with officers, employees, directors, agents, consultants and other persons to which the Company is a party. Except as set forth on Company Disclosure Schedule 3.12(c), the Company is not a party to any oral agreements of the kind referred to in the preceding sentence.

                   (d)    Except as disclosed in Company Disclosure Schedule 3.12(d), no agreement or understanding exists to which the Company is a party or by which the Company or any of the Subsidiaries is bound which purports to limit the manner in which, or the localities in which, any portion of the business of the Company is or may be conducted.

                   (e)    (Except as disclosed in Company Disclosure Schedule 3.12(e), neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any other party thereto, is in breach or default under any of the Company Material Contracts to which the Company or any such Subsidiary (as applicable) is a party or to which the Company, any Subsidiary or its or their properties is bound; no event has occurred (and, to the Company’s Knowledge, no event is imminent) which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a breach or default thereunder entitling any party to terminate a Company Material Contract or other such agreement; and the continuation, validity and effectiveness of all such Company Material Contracts and agreements under the current terms thereof and the current rights and obligations of the Company or any Subsidiary thereunder will in no way be affected, altered or impaired by the consummation of the transactions contemplated by this Agreement.

          3.13    Properties and Insurance.

                   (a)    Except as disclosed in the Company Financial Statements or in Company Disclosure Schedule 3.13(a), the Company or the Subsidiaries (as applicable) have all necessary right, title and interest in and to and, as to owned real property, marketable title to, all assets and properties, whether real or personal, tangible or intangible, reflected in the Company Financial Statements as of the Company Balance Sheet Date or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business since such date), subject to no Liens except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith; (ii) such Liens and title imperfections that do not in the aggregate have a Material Adverse Effect on the Company; (iii) statutory liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like persons for labor, materials, supplies, or rentals, if any; (iv) Liens resulting from deposits made in connection with workers’ compensation, unemployment insurance, social security and like laws; and (v) Liens of banks and financial institutions with respect to funds on deposit therewith or other property in possession thereof. Except as set forth in Company Disclosure Schedule 3.13(a), all of the tangible personal property of the Company is in the possession and under the control of the Company. The Company and the Subsidiaries, as lessee, have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by the Company and the Subsidiaries as currently occupied, used, possessed and controlled by the Company and the Subsidiaries or necessary in the operation of its or their business as currently conducted. Company Disclosure Schedule 3.13(a) lists all real property owned by the Company and all real property leased or occupied by the Company or the Subsidiaries in connection with which the Company pays $1,000 or more per month for its leasehold or license interest.

                   (b)    The business operations and all insurable properties and assets of the Company and the Subsidiaries are insured for its or their benefit against all risks which, consistent with industry practice, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are consistent with industry practice. Certificates of insurance and bonds and self-insurance arrangements with respect to all such insurable properties and assets are attached hereto as Company Disclosure Schedule 3.13(b). Neither the Company nor any of the Subsidiaries has received any written notice of cancellation or written notice of a material amendment of any such insurance policy or bond, and the Company and the Subsidiaries are not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                   (c)    No person other than the Company and the Subsidiaries are currently entitled to possession of or other right to any of the properties of the Company and the Subsidiaries, whether owned or leased by the Company or any of the Subsidiaries. The real property, buildings, structures and improvements owned or leased by the Company and the Subsidiaries conform in all material respects to all Applicable Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated by this Agreement materially and adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. The properties and assets owned or leased by the Company and the Subsidiaries are adequate for the conduct of its and their business as currently conducted and are in good repair and operating condition, normal wear and tear excepted. The properties and assets owned or leased by the Company and the Subsidiaries constitute all of the property and assets that the Company and the Subsidiaries use or may reasonably need in connection with the operation of its or their business as currently conducted.

          3.14    Environmental Matters.

                   (a)    The operations of the Company and the Subsidiaries comply, and have complied, in all respects with all applicable Environmental Laws.

                   (b)    The Company and the Subsidiaries have obtained all environmental, health and safety Licenses and other authorizations necessary for the operation of its and their business, all of which are valid and in good standing and are not subject to any modification or revocation proceeding, and the Company and the Subsidiaries are in compliance in all respects with all terms and conditions of such Licenses.

                   (c)    The Company has not received any written notice of any pending or threatened investigation, proceeding or claim to the effect that the Company is or may be liable to any person or entity, or responsible or potentially responsible for the costs of any remedial or removal action or other cleanup costs, as a result of noncompliance with any Environmental Laws, and there is no past or present action, activity, condition or circumstance that could be expected to give rise to any such liability on the part of the Company to any person or entity or for any such cleanup costs.

          3.15    Intellectual Property Rights.

                   (a)    Company Intellectual Property. All patents, patent rights, trademarks, trade names, service marks, Internet domain names, copyrights and any renewal rights therefor, mask works, schematics, technology, trade secrets, know-how, computer software programs or applications (in both source and object code form) and other proprietary, intellectual property rights and computer programs (“Company Software Programs”), technical documentation of the Company Software Programs (“Company Technical Documentation”), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used in (including in the development of) the Company’s products, technology or Company Software Programs (i) currently being manufactured, published or marketed by the Company, or (ii) currently under development for possible future manufacturing, publication, marketing or other use by the Company are hereinafter referred to as the “Company Intellectual Property.”

                   (b)    Applications and Registrations. Company Disclosure Schedule 3.15(b) contains a true and complete list of all of the Company’s patents, patent rights, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications, unregistered copyrights and copyright registrations and applications made or taken pursuant to federal, state, local and foreign laws by the Company to protect its interests in the Company Intellectual Property.

                   (c)    Rights to Company Intellectual Property. The Company Intellectual Property consists solely of items and rights which are (i) owned by the Company or (ii) rightfully used by the Company and its successors pursuant to valid licenses. The Company has all rights in the Company Intellectual Property necessary to carry out the Company’s current, former and anticipated activities (except that in order to conduct its business as reasonably foreseeable in the future, the Company may be required to license from third parties additional software for distribution directly or indirectly to customers or for development purposes); provided that, with respect to third-party software applications licensed by the Company (“Company Third-Party Software”), the foregoing shall apply only to Company’s Knowledge.

                   (d)    Third-Party Claims. The Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights or other proprietary information of any other Person, except for any such interference, infringement, misappropriation or other conflict which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except as set forth on Company Disclosure Schedule 3.15(d), no claims (i) challenging the validity, effectiveness or ownership by the Company of any of the Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights by the Company in any product, work, technology or process as now used or offered or proposed for use (as set forth in the Company’s current, written business plan), licensing, sublicensing or sale by the Company, infringes on any intellectual property or other proprietary right of any person have been asserted or, to the Knowledge of the Company, are threatened by any person, nor are there any valid grounds for any bona fide claim of any such kind; provided that with respect to the Company Third-Party Software, the foregoing shall apply only to the Company’s Knowledge. All registered, granted or issued patents, trademarks, Internet domain names and copyrights (registered and unregistered) held by the Company are valid, enforceable and subsisting. To the Company’s Knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

                   (e)    Royalties. Except as set forth on Company Disclosure Schedule 3.15(e), there are no royalties, fees or other payments payable by the Company to any Person by reason of the ownership, development, use, license, sale or disposition of the Company Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

                   (f)     Personnel. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Company Intellectual Property on behalf of the Company either (i) have been a party to a “work-for-hire” arrangement or agreements with the Company in accordance with applicable national and state law that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company effective and exclusive ownership of all tangible and intangible property thereby arising.

                   (g)    Company Software Programs. Company Disclosure Schedule 3.15(g) contains a true and complete list of all of the Company Software Programs, including Company Third-Party Software. Except as disclosed on Company Disclosure Schedule 3.15(g), the Company owns full and unencumbered right and good, valid and marketable title to the Company Software Programs, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind.

                   (h)    Protection. Except as set forth on Company Disclosure Schedule 3.15(h), the source code and source code documentation relating to the Company Software Programs (i) have at all times been maintained in confidence reasonably consistent with its nature and appropriate business use, (ii) have been disclosed by the Company only to employees who have had a “need to know” the contents thereof in connection with the performance of their duties to the Company and who have executed appropriate nondisclosure agreements, and (iii) except as set forth on Company Disclosure Schedule 3.15(h), have not been disclosed to any third party.

                   (i)     Integrity. Except with respect to demonstration or trial copies, no portion of any Company Software Program as of the date of this Agreement contains, nor will the Company introduce, any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit unauthorized access; to disable or erase software earlier than the end of any applicable license term, hardware, or data; or to perform any other such actions.

          3.16    Proprietary Information.

                   (a)    The Company has taken in the past and will take in the future reasonable security measures to protect the secrecy, confidentiality and value of all of the Company Intellectual Property, including its trade secrets, know-how, inventions, prototypes, designs, processes, and technical data important to the conduct of its business.

                   (b)    Except as set forth on Company Disclosure Schedule 3.16(b), each key employee (as set forth on Company Disclosure Schedule 3.16(b)) of the Company has executed an appropriate non-disclosure and confidentiality agreement, sufficient to provide recourse in the event of unauthorized disclosure and sufficient to transfer and assign any rights of such persons in the Company Software Programs to the Company. Except as set forth on Company Disclosure Schedule 3.16(b), each consultant to and each employee of the Company, if any, who has authored any Company Intellectual Property has executed a confidentiality agreement restricting the disclosure of proprietary information of the Company, and has executed an appropriate developments agreement sufficient to transfer and assign any rights of such persons in the Company Intellectual Property to the Company. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants is in violation thereof of any item that would have a Material Adverse Effect on the Company, and the Company will use its best efforts to prevent any such violation.

          3.17    Absence of Certain Agreements and Practices.

                   (a)    Except as set forth in Company Disclosure Schedule 3.17 or in connection with customary transactions in the ordinary course of business, no present or former Affiliate or shareholder of the Company or any Subsidiaries:

(i) owes money to the Company or any Subsidiary;

(ii) has any claim (as defined in Section 101 of the U.S. Bankruptcy Code) or other right or cause of action against the Company or any Subsidiary;

(iii) has any interest in any property or assets used by the Company or any Subsidiary in their business;

(iv) has any benefits that are contingent on the transactions contemplated by this Agreement, other than as stated in this Agreement;

(v) has any agreement with the Company or any Subsidiary that is not terminable by the Company or any Subsidiary without penalty or notice;

(vi) has any agreement providing severance benefits or other benefits, which are conditioned upon the termination of employment after a change of control regardless of the reason for such termination of employment; or

(vii) has any agreement or plan, any of the benefits of which will be increased, vested or accelerated by the occurrence of any of the transactions contemplated by this Agreement.

                   (b)    Neither the Company, nor any of the Subsidiaries, nor to the Company’s Knowledge, their directors, officers, agents, affiliates or employees, nor any other Person acting on behalf of the Company or the Subsidiaries, has (i) given or agreed to give any gift or similar benefit having a value of $1,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of the Company or the Subsidiaries, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures, relating to political activities to government officials or others in violation of any

Applicable Laws, or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of the Company or the Subsidiaries.

          3.18    Major Vendors and Customers. Company Disclosure Schedule 3.18 sets forth a list of each licensor, developer, remarketer, distributor and supplier of property or services to, and each licensee, end-user or customer of, the Company and the Subsidiaries, to whom the Company or the Subsidiaries paid or billed in the aggregate in excess of $10,000 from January 1, 2002 through the Company Balance Sheet Date.

          3.19    Accounts Receivable. Company Disclosure Schedule 3.19 sets forth the accounts receivable of the Company and the Subsidiaries as of the Company Balance Sheet Date, as reflected in the Company Financial Statements as of that date, together with an aging of these accounts. These accounts receivables arose from, and all accounts receivable of the Company and the Subsidiaries created after that date arose from, valid transactions in the ordinary course of business. Except as disclosed on Company Disclosure Schedule 3.19, these accounts receivable will be good and collectible at the recorded amounts thereof, net of the respective reserves shown in the Company Financial Statements (which reserves are adequate and calculated consistent with past practice). There is no contest, claim or right of set-off, other than returns in the ordinary course of business, under any contract, with any obligor of an accounts receivable relating to the amount or validity of such accounts receivable.

          3.20    Solvency. Neither the Company nor any of the Subsidiaries has been a party to any bankruptcy, insolvency or similar proceeding, whether voluntary or involuntary, and no receiver, trustee or other similar party has been appointed with respect to the Company or any of the Subsidiaries or any of their assets.

          3.21    Combinations Involving the Company. All mergers, consolidations or other business combinations involving the Company and the present or former Subsidiaries, and all liquidations, purchases or other transactions by which the Company and the Subsidiaries acquired any of their business and property were conducted in all material respects in accordance with applicable certificates of incorporation, bylaws, any other applicable agreements, instruments and documents and Applicable Laws.

          3.22    Labor Relations. Except as disclosed on Company Disclosure Schedule 3.22, the Company and the Subsidiaries are in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and are not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge pending before the Equal Employment Opportunity Counsel (“EEOC”) or any EEOC recognized state “referral agency.” There is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Labor Board (the “NLRB”). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company’s Knowledge, threatened against or involving or affecting the Company or the Subsidiaries and no NLRB representation question exists respecting any of its employees. No grievance, complaint, citation, investigation or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement or other labor union contract that is binding on the Company or any of the Subsidiaries. Except as disclosed on Company Disclosure Schedule 3.22, there are no contracts or agreements of the Company which provide for or guaranty any employee of the Company a specific term of employment.

          3.23    No Convictions. No executive officer or director of the Company or any Subsidiary has been convicted of, or has any action pending pertaining to, a crime involving fraud, embezzlement or theft or any similar crime.

          3.24    Registration Rights Agreement. Concurrently with the execution of this Agreement, the Company has executed the Registration Rights Agreement.

          3.25    Shareholders Rights Agreement. Neither the Company nor any Subsidiary has entered into a shareholder rights agreement, “poison pill,” “shark repellent” or similar agreement that would have the effect of materially altering the capitalization of the Company or any Subsidiary in connection with the Company’s execution of this Agreement or the Company’s consummation of the transactions contemplated hereby.

          3.26    Company Bridge. The Company has in place the Company Bridge and is in compliance with all representations, warranties, covenants and conditions to the Company Bridge.

          3.27    Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its shareholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

          3.28    Disclosure. No representation or warranty by the Company contained in this Agreement, nor any certificate furnished or to be furnished by the Company to the Purchaser or their representatives pursuant to the terms of this Agreement, taken together and not individually, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      Each Purchaser severally and not jointly represents and warrants to the Company that:

          4.1     Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Any Purchaser which is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company and that the execution, delivery and performance by such Purchaser of this Agreement and the Transaction Documents to which it is a party, and the consummation by such Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate, partnership or trust action. This Agreement and the Transaction Documents to be executed by such Purchaser have been duly executed and delivered by such Purchaser and constitute valid and binding obligations of such Purchaser enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

          4.2     No Conflict; Required Filings and Consents.

                   (a)    The execution and delivery of the Transaction Documents by the Purchaser does not, and the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not, (i) conflict with, breach or violate the terms of the Purchaser’s organizational documents, (ii) conflict with or violate any laws in effect as of the date of this Agreement applicable to the Purchaser or any of its subsidiaries or by which any of their respective properties or assets is bound or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its respective properties or assets is bound.

                   (b)    No material approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a requirement of law, is necessary or required to be obtained or made in connection with the execution, delivery or performance by, or enforceability against, the Purchaser of the Transaction Documents or the transactions contemplated hereby and thereby.

      4.3     Acquisition of Preferred Shares for Investment. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Preferred Shares hereunder. The representations of such Purchaser in this Section 4.3 shall not affect the ability of the Purchasers to rely on the representations and warranties made by the Company in Section 3 of this Agreement. The Purchaser is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act. The Purchaser is acquiring the Preferred Shares for investment and not with a view toward or for sale in connection with any distribution thereof in violation of any federal or state securities or “blue sky” laws, or with the present intention of distributing or selling such Preferred Shares in violation of any federal or state securities or “blue sky” law. The Purchaser understands and agrees that the Preferred Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act or pursuant to an exemption therefrom. The Purchaser understands and agrees that the Preferred Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without compliance with state, local and foreign securities laws (in each case to the extent applicable). The Purchaser understands and agrees that the Preferred Shares are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and that, except as set forth in the Registration Rights Agreement, the Company has no obligation or intention to register any of the Preferred Shares.

          4.4      No Broker. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the purchase of Preferred Shares by the Purchaser provided for in this Agreement based upon arrangements made by or on behalf of the Purchaser.

ARTICLE V

COVENANTS

          The Company hereby covenants and agrees with each Purchaser as follows:

          5.1      Notification of Certain Matters. The Company shall promptly notify each Purchaser orally and in writing of (i) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate in any material respect; (ii) the failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; (iii) any change or event having, or which is reasonably likely to have, a Material Adverse Effect on the Company or on the truth of the Company’s respective representations and warranties or the ability of the covenants set forth in this Article V to be satisfied, (iv) any representation or warranty made by Viewlocity contained in the Viewlocity Merger Agreement becoming untrue or inaccurate in any material respect; (v) the failure of Viewlocity to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the Viewlocity Merger Agreement and (vi) any change or event having, or which is reasonably likely to have, a Material Adverse Effect on Viewlocity (assuming for purposes of this subsection (vi) that the definition of “Material Adverse Effect” applies to Viewlocity as it applies to the Company); provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company shall promptly provide each Purchaser with copies of all filings made by the Company with the Commission, any other governmental authority or stock exchange in connection with the Transaction Documents and the transactions contemplated hereby.

          5.2      Access to Information. Subject to any applicable confidentiality restrictions, between the date hereof and the Closing Date, the Company will give each Purchaser and its authorized representatives reasonable access to all senior employees, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will permit each Purchaser and its authorized representatives to make such inspections as each Purchaser may reasonably request and will cause the Company’s and its Subsidiaries’ officers to furnish each Purchaser or its representatives with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as each Purchaser may from time to time reasonably request, provided that each Purchaser or any of its authorized representatives (as applicable) agrees to keep confidential the Company’s non-public information it receives hereunder.

          5.3      Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied; (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Authority; (iii) the obtaining of all necessary consents, approvals or waivers from third parties; (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed; and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

          5.4      Amendments to Company Bridge. The Company will not amend the Company Bridge in any material respect without the prior written consent of the Purchasers, provided, the Company and Warburg may amend the Company Bridge, without the prior consent of any Purchaser, so that, on or after November 1, 2002, Warburg or another Person acceptable to a majority-in-interest of the Purchasers may extend up to an additional $2,000,000 to the Company (the “Additional Extension”) on substantially the same terms as the Company Bridge. The Company will not repay any portion of the Additional Extension prior to the first anniversary of the Closing. Following the first anniversary of the Closing, the Company may repay up to $1,000,000 of the Additional Extension to Warburg (if required by Warburg), and following the second anniversary of the Closing, the Company may repay any remaining indebtedness to Warburg under the Additional Extension. Warburg may elect, in its sole discretion, to convert any portion of the Additional Extension into one share of Series A Preferred Stock for each $2.50 of such Additional Extension. In such event, the number of Preferred Shares to be purchased and the Investment Amount to be paid by Warburg pursuant to this Agreement shall be satisfied to the extent of any such Preferred Shares and dollar amounts, respectively, set forth in the preceding sentence with respect to Warburg. Warburg’s Investment Amount shall increase by the amount, if any, by which the amount of the Additional Extension Warburg elects to convert, prior to the Closing, exceeds Warburg’s Investment Amount, as adjusted. Notwithstanding the foregoing, as of the date of this Agreement, Warburg is not obligated to make, and has not indicated any willingness to make, the Additional Extension. The Company may, prior to Closing, repay to Warburg draws made under the Company Bridge, provided that, such repayment would not impair the ability of the Company to continue to operate its business in the ordinary course and would not otherwise result in a breach of the covenants in this Article V (other than covenants that would restrict the repayment of debt to an Affiliate).

          5.5      Additional Covenants. The Company will comply with each of its covenants set forth in Article V of the Tilion Merger Agreement.

          5.6      Public Announcements. The Company will consult with Liberty Mutual Insurance Company (“Liberty”) before issuing, and provide Liberty with the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement that specifically identify Liberty by name, and shall not issue any such press release or make any such public statement prior to such consultation without Liberty’s approval, except as the Company may determine is required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or trading system or either party may determine is required by court order.

ARTICLE VI

CONDITIONS OF EACH PURCHASER TO CLOSING

          The obligation of each Purchaser to purchase the Preferred Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, each Purchaser of the following conditions on or before the Closing Date.

          6.1      Representations and Warranties. The representations and warranties of the Company qualified as to Material Adverse Effect shall be true and correct, and those not so qualified shall be true and correct, except where the failure to be true and correct would not have a Material Adverse Effect on the Company, in each case as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

          6.2      Covenants. The Company shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants required by it to be performed at or prior to the Closing.

          6.3      Officer’s Certificate. Each Purchaser shall have received a certificate from the Company, in form and substance satisfactory to it, dated the Closing Date, and signed by an executive officer of the Company, certifying as to the matters set forth in Sections 6.1 and 6.2.

          6.4      Filing of Certificate of Designations. The Certificate of Designations shall have been duly filed by the Company with the Secretary of State of the State of Georgia in accordance with the Georgia Business Corporation Code, and each Purchaser shall have received satisfactory evidence of such filing.

          6.5      Secretary’s Certificate. Each Purchaser shall have received a certificate from the Company, in form and substance satisfactory to it, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Georgia, (b) that the attached copies of the Articles of Incorporation, the Bylaws, and resolutions of the Board of Directors and the minutes of the meetings of the shareholders of the Company approving the Transaction Documents and the transactions contemplated thereby and the Acquisitions, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Company executing the Transaction Documents and any other document delivered in connection herewith on behalf of the Company.

          6.6     Opinion of Counsel. Each Purchaser shall have received an opinion from King & Spalding, counsel for the Company, dated the Closing Date, addressed to the Purchasers, in the form attached hereto as EXHIBIT E.

          6.7     Registration Rights Agreement. The Company and Warburg shall have duly executed and delivered the Registration Rights Agreement.

          6.8     Shareholders Agreement. The Shareholders Agreement shall have been executed and delivered by the Company and Warburg. All such actions shall have been taken as may be necessary to elect a Board of Directors of the Company, effective upon the Closing, in accordance with the Shareholders Agreement.

          6.9     No Injunction. No law or Governmental Order (whether temporary, preliminary or permanent) shall be in effect that restrains, enjoins or otherwise prohibits consummation of the transactions contemplated in the Transaction Documents or that, individually or in the aggregate with all other such laws or Governmental Order, could reasonably be expected to result in a Material Adverse Effect and no Governmental Authority or other person shall have instituted any proceeding seeking any such law or Governmental Order.

          6.10    Consents and Approvals. All consents, approvals, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons which are necessary or required in connection with the execution, delivery or performance by, or enforceability against, the Company of the Transaction Documents shall have been obtained and be in full force and effect, and each Purchaser shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a Company Material Adverse Effect.

          6.11    Purchased Preferred Shares. The Company shall be prepared to deliver to each Purchaser certificates in definitive form representing the number of Preferred Shares set forth on Schedule I hereto, registered in the name of each Purchaser.

          6.12    Acquisitions. All conditions precedent to the closing of (i) the Viewlocity Acquisition and (ii) the Tilion Acquisition, with the exception of the Closing of the transactions contemplated by the Transaction Documents, must have been satisfied or waived.

          6.13    Copies of Certificates. Each Purchaser shall have received from the Company.

                   (a)    evidence that the Company has complied with applicable provisions of Section 906 of the Sarbanes-Oxley Act of 2002 through the Closing Date.

                   (b)    a copy of the certificate of Viewlocity’s Chief Executive Officer and Chief Financial Officer required to be delivered by Viewlocity to the Company pursuant to Section 7.6(d) of the Viewlocity Merger Agreement.

                   (c)    a copy of the certificate of Tilion’s Chief Executive Officer and Chief Financial Officer required to be delivered by Tilion to the Company pursuant to Section 7.6(d) of the Tilion Merger Agreement.

          6.14    Liabilities. The Liabilities of the Company, as of September 30, 2002, must not exceed $9,000,000. Solely for purposes of this Section 6.14, “Liabilities” means (i) the current and long-term liabilities of the Company, as reflected on the balance sheet of the Company as of September 30, 2002, prepared in accordance with GAAP (the “September 30 Balance Sheet”), plus (ii) the amount of any remaining lease payments on any non-capitalized leases of the Company as of September 30, 2002, minus (iii) the amount of any borrowings of the Company under the Company Bridge (including accrued interest) reflected on the September 30 Balance Sheet, minus (iv) the amount of any deferred revenue reflected as a liability on the September 30 Balance Sheet. On or before October 15, 2002, the Company will deliver to each of the Purchasers, a certificate of the Chief Financial Officer of the Company, confirming that the Company has (or has not) satisfied the conditions set forth in this Section 6.14, together with a copy of the September 30 Balance Sheet.

          6.15    Revenue. The Company and Viewlocity must satisfy at least one of the following two conditions specified in this Section 6.15:

                   (a)    the total Revenue of the Company and Viewlocity, on a combined basis, must equal or exceed $5,000,000 for the three-month period ending September 30, 2002, or

                   (b)    (i) the total Revenue of the Company and Viewlocity, on a combined basis, for the three-month period ending September 30, 2002, must equal or exceed $3,800,000, and (ii) as of September 30, 2002, the Company and Viewlocity must either have signed license agreements with, or still be in active negotiations with, “Qualifying Pipeline Customers.” “Qualifying Pipeline Customers” means pipeline customers identified in Schedule 6.15 (the Company/Viewlocity Pipeline) with aggregate transaction amounts (as reflected on Schedule 6.15 next to the names of those customers) of at least $8,636,000.

          Solely for purposes of this Section 6.15, “Revenue” means (i) the combined revenue of the Company and Viewlocity, as set forth on the respective income statements of the Company and Viewlocity, for the three month period ending September 30, 2002, in each case, prepared in accordance with GAAP (collectively, the “September 30 Income Statements”), plus (ii) revenue from discontinued operations for the three month period ending September 30, 2002, plus (iii) deferred license fees and deferred implementation services fees (but excluding any deferred maintenance fees) for the quarter ended September 30, 2002.

                   (c)    On or before October 15, 2002, the Company will deliver to each of the Purchasers, a certificate of the Chief Financial Officer of the Company, confirming that the Company has (or has not) satisfied the conditions set forth in this 6.15, together with a copy of the September 30 Income Statements.

ARTICLE VII

CONDITIONS OF THE COMPANY TO CLOSING

          The obligation of the Company to issue and sell the Preferred Shares to a Purchaser and the obligation of the Company to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

          7.1     Representations and Warranties. The representations and warranties of the applicable Purchaser contained in this Agreement shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date.

          7.2     Covenants. The applicable Purchaser shall have performed in all material respects all obligations and complied with all agreements and covenants required by it to be performed at or prior to the Closing.

          7.3     No Injunction. No law or Governmental Order (whether temporary, preliminary or permanent) shall be in effect that restrains, enjoins or otherwise prohibits consummation of the transactions contemplated in the Transaction Documents or that, individually or in the aggregate with all other such laws or Governmental Order, could reasonably be expected to result in a Material Adverse Effect and no Governmental Authority or other person shall have instituted any proceeding seeking any such law or Governmental Orders.

          7.4     Consents and Approvals. All consents, approvals, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons and all corporate actions which are necessary or required in connection with the execution, delivery or performance by, or enforceability against, the applicable Purchaser of the Transaction Documents shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a Material Adverse Effect.

          7.5     Payment of Purchase Price. The applicable Purchaser shall be prepared to pay the aggregate purchase price for the Preferred Shares to be purchased by such Purchaser.

ARTICLE VIII

INDEMNIFICATION

          8.1     Indemnification. Except as otherwise provided in this Article VIII, the Company (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless each Purchaser and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all losses, damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, “Losses”) resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company in the Transaction Documents, including as a result of any claim by the Indemnified Party or a third party with respect to any such breach.

          8.2     Notification. Each Indemnified Party under this Article VIII shall, promptly after the receipt of notice of the commencement of any claim by a third party against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VIII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party unless, and only to the extent that, such omission results in the Indemnifying Party’s forfeiture of substantive rights or defenses. In case any such claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchaser, settle, compromise or consent to the entry of any judgment in any pending or threatened claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim. The Indemnifying Party shall not be liable for any settlement of any claim effected against an Indemnified Party without its written consent. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article VIII shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

          8.3     Contribution. If the indemnification provided for in this Article VIII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein (other than by reason of a breach of, or default under, the provisions of Section 8.2 hereof by such Indemnified Party), then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 8.1 and 8.2, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

ARTICLE IX

POST CLOSING COVENANT

          9.1     Financial Statements. The Company hereby covenants and agrees with each Purchaser, until the first anniversary of the Closing, the Company shall deliver to each Purchaser who so requests in writing to the Company, as soon as they are available, commencing with the monthly period ending on the last day of the month in which the Closing occurs, unaudited monthly financial statements of the Company, conditioned on the continuing effectiveness (without waiver) of the Lock-up Agreement with respect to all shares of Preferred Shares held by such Purchasers.

ARTICLE X

TERMINATION OF AGREEMENT TERMINATION

      10.1    This Agreement may be terminated prior to the Closing as follows:

                   (a)    at any time on or prior to the Closing Date, by written consent of the Company and each Purchaser, as to such Purchaser;

                   (b)    at the election of the Company or the Purchaser, by written notice to the other parties hereto after 5:00 p.m., New York time, on January 31, 2003 if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company and each Purchaser; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the proximate cause of the failure of the Closing to occur on or before such date.

                   (c)    at the election of each Purchaser as to such Purchaser, if there has been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement that would have a Material Adverse Effect on the Company, which breach could not reasonably be expected to be cured prior to January 31, 2003.

                   (d)    at the election of each Purchaser as to such Purchaser, if the Company has not satisfied the condition specified in either Section 6.14 or Section 6.15, by providing written notice of its exercise of such termination rights to the Company within five days following receipt of the certificates provided for in Section 6.14 and Section 6.15, respectively. If the Company has not received written notice of the exercise of such termination rights within the time period specified in the preceding sentence, then the conditions set forth in Sections 6.14 and 6.15 will be deemed satisfied.

          If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 10.2.

          10.2    Survival. Notwithstanding Section 10.1, if this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of Article I and this Section 10.2; provided, however, that (a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 10.1(a) or Section 10.1(b) and (b) nothing shall relieve any of the parties from liability for actual damages resulting from a termination of this Agreement pursuant to Section 10.1(c); and provided, further, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

ARTICLE XI

MISCELLANEOUS

          11.1    Survival of Representations and Warranties. All of the representations, warranties and indemnities made herein shall survive the execution and delivery of this Agreement until the date that is ninety (90) days after the Closing Date.

          11.2    Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the holders of at least seventy-five percent (75%) of the shares of Common Stock issued or issuable upon conversion of the Preferred Shares or, prior to the Closing, by Purchasers who have agreed to purchase seventy-five percent (75%) of the Preferred Shares. Any amendment, termination or waiver effected in accordance with this Section 11.2 shall be binding upon (a) each Purchaser, even if they do not execute such consent, (b) each future holder of Preferred Shares (including shares of Common Stock into which any Preferred Shares have been converted) and (c) the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          11.3    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

          If to the Company:

SynQuest, Inc.
3500 Parkway Lane, Suite 555
Norcross, Georgia 30092
Telephone No.: (770) 325-2000
Facsimile No.: (770) 325-2949
Attention: Chief Financial Officer

          With a copy to:

King & Spalding
191 Peachtree Street
Atlanta, Georgia 30303
Telephone No.: (404) 572-4600
Facsimile No.: (404) 572-5100
Attention: William G. Roche

          If to a Purchaser, to the address set forth beneath the Purchaser’s name on Schedule I hereto, with a copy to:

Ropes & Gray
One International Place
Boston, MA 02110-2624
Telephone No.: (617) 951-7000
Facsimile No.: (617) 951-7050
Attention: Keith F. Higgins
Attention: Gregory E. Moore

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

          11.4    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns of each party; provided, however that neither the Company, on the one hand, nor any Purchaser on behalf of such Purchaser, on the other hand, shall assign or delegate any of the rights or obligations created under this Agreement without the prior written consent of the other party; provided further that, any Purchaser may assign any of its rights under this Agreement, but not any of its obligations hereunder, to any Affiliate of such Purchaser without the Company’s consent.

          11.5    No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever or by reason of this Agreement.

          11.6    Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

          11.7    Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (5) “or” is not exclusive; and (6) provisions apply to successive events and transactions.

          11.8    Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          11.9    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to conflict of law principles).

          11.10  Remedies; Specific Performance. The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

          11.11  Entire Agreement. The Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein or in the other Transaction Documents. The Transaction Documents supersede all prior agreements and understandings between the parties to this Agreement with respect to such subject matter.

          11.12  Fees. Upon the Closing, the Company shall reimburse each Purchaser for all of its reasonable fees, disbursements and other charges of counsel reasonably incurred in connection with the transactions contemplated by this Agreement.

          11.13  Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          11.14  No Inconsistent Agreements. The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to each Purchaser in this Agreement.

          11.15  Construction. The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its, his or her legal counsel and that this Agreement shall be construed as if jointly drafted by the Company and each Purchaser.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

COMPANY:

SYNQUEST, INC.

By:	/s/ Timothy M. Harvey

Timothy M. Harvey
President

[SIGNATURES CONTINUE ON NEXT PAGE]

PURCHASERS:

BATTERY VENTURES IV, L.P.
By: Battery Partners IV, LLC

By:	Oliver D. Curme

Name: Oliver D. Curme
Title: Member Manager

BATTERY INVESTMENT PARTNERS IV LLC
By: Battery Partners IV, LLC

By:	/s/ Oliver D. Curme

Name: Oliver D. Curme
Title: Member Manager

[SIGNATURES CONTINUE ON NEXT PAGE]

LIBERTY MUTUAL INSURANCE
COMPANY

By:	/s/ Ronald D. Ulich

Name: Ronald D. Ulich
Title: Vice President

WARBURG, PINCUS INVESTORS, L.P.
By: Warburg, Pincus & Co.,
General Partner

By:	/s/ Henry Kressel

Name: Henry Kressel
Title: Senior Managing Director

TICONDEROGA E-SERVICES FUND II, L.P.
By: Ticonderoga e-Services Associates II, LLC,
its General Partner

By:	/s/ James E. Vandervelden

Name: James E. Vandervelden
Title: Member

/s/ C. J. Simpson

C.J. Simpson

SCHEDULE I

PURCHASERS:

Battery Ventures IV LLC

Battery Ventures IV, L.P.
20 William Street, Suite 200
Wellesley, MA 02481
Investment Amount: $6,000,000
Purchased Shares: 2,400,000

Liberty Mutual Insurance Company

175 Berkeley Street, 9A
Boston, MA 02117
Investment Amount: $3,500,000
Purchased Shares: 1,400,000

Warburg, Pincus Investors, L.P.

c/o Warburg Pincus
466 Lexington Avenue
New York, NY 10017-3147
Investment Amount: $1,500,000
Purchased Shares: 600,000

Ticonderoga E-Services Fund II, L.P.

20 William Street, Suite G40
Wellesley, MA 02481
Investment Amount: $3,250,000
Purchased Shares: 1,300,000

C.J. Simpson

3475 Piedmont Road, Suite 1700
Atlanta, GA 30305
Investment Amount: $250,000
Purchased Shares: 100,000

          Up to 1,000,000 additional Preferred Shares are reserved for later issuance, at a price equal to $2.50 per Preferred Share.